Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Berman Center, Inc. (the “Company”) on Form 10-QSB for the period ended June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Samuel Chapman

Name: Samuel Chapman Title: Executive Officer and Chairman of the Board (Principal ExecutiveOfficer)

/s/ William McDunn

Name: William McDunn Title: Chief Financial Officer (Principal Financial Officer)

August 22, 2005

A signed original of this written statement required y Section 906 has been provided to Berman Center, Inc. and will be retained by Berman Center, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.